Exhibit 99.1

CORPORATE GOVERNANCE GUIDELINES

OF

DUNE ENERGY, INC.

1.	A majority of the members of the Board of Directors of Dune Energy, Inc. (the “Company”) must be Independent Directors in accordance with the standards set forth below:

•	The Director has no direct or indirect material relationship with the Company; Directors’ fees are the only compensation the Director may receive from the Company.

•	The Director is not an executive officer or other employee of the Company and has not served in such position for the previous three years.

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The Director is not and has not been in the previous three years a partner or employee of or otherwise affiliated with the Company’s present or former outside auditor or the Company’s primary accounting firm on tax related issues.

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The Director is not a partner, shareholder, officer, or employee of an entity that has, or during the previous three years has had, a business relationship or business interest in or with the Company including but not limited to joint interest owners, vendors, commercial and investment banks, outside independent accountants or law firms, or insurance companies.

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The Director shall not be an Affiliate (as defined in the rules and regulations of the Securities and Exchange Commission) of the Company or be a partner, shareholder, officer, or employee of an Affiliate of the Company or an entity associated with an Affiliate of the Company or have been sponsored or suggested for Board of Directors membership by a non Director Affiliate of the Company or an entity associated with an Affiliate of the Company.

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The Director is not employed as an executive officer of another entity where at any time during the previous three fiscal years any of the Company’s executive officers have served on the compensation committee of such other entity.

•	The dictates as to independence ascribed to a Director as set forth above shall also apply to members of the Director’s immediate family for purposes of determining “independence.”

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The Board of Directors has affirmatively determined that the Director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.

2.	Directors shall demonstrate the following qualities:

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Each Director should bring to the Company a range of experience, knowledge and judgment. It is not the duty of a Director to represent a particular constituency but to act in favor of the Company and its stockholders.

•	Directors should be active. They should maintain an attitude of constructive skepticism and participate in corporate affairs by asking questions which require accurate honest explanations.

•	Directors must act with integrity and be committed to the Company, its business plans and long-term stockholder value.

•	Directors should have relevant business and industry experience in order to provide a useful perspective on significant risks and competitive advantages facing the Company.

•	Directors must maintain an acceptable level of attendance, preparedness, participation and candor with respect to meetings of the Board of Directors and its committees.

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Each Director must be reachable by providing to management whatever forwarding telephone or fax numbers or electronic mail address as are necessary in the event the Director is away from home or office.

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The Director should demonstrate competence in one or more of the following areas: accounting or finance, markets, business or management experience, oil and gas industry knowledge, end user experience or perspective, crisis management, or leadership and strategic planning. The members of the Board of Directors, together, should be competent in all or almost all of these areas.

•	Only Independent Directors may serve on the Audit Committee, Compensation Committee and Nominations and Corporate Governance Committee.

3.	All compensation paid to non-employee directors must relate to their service as Directors. This compensation may include an annual retainer, a fee for meetings of the Board of Directors or committees of the Board of Directors attended, equity based compensation amounts, and reimbursement for reasonable expenses related to their service as Directors. Directors may receive such compensation in the form of the Company’s Common Stock or as participants in Common Stock based programs. The amounts of the annual retainer and the fees per meeting are set forth in the Company’s Governance Standards for Directors and Committees of the Board of Directors. A non-employee Director may receive no other form of compensation from the Company and shall have no other financial relationship with the Company except as a stockholder. The Board of Directors should review the Company’s Director compensation guidelines at least on an annual basis.

4.	All new equity based compensation programs for either Directors or employees must be approved by a majority of the stockholders voting at the Company’s annual meeting. Equity based compensation programs shall include any new stock option plan, an amendment to an existing plan or any new stock grant.

5.	Directors and any committees of the Board of Directors shall have access to management and the right, if necessary, to select appropriate independent advisors.

6.	The Company shall at its expense provide for a Director’s participation in reasonable and appropriate director orientation and continuing education programs.

7.	The Board of Directors shall undertake appropriate CEO succession planning, including policies and principles for CEO selection and performance review, as well as policies regarding succession in case of emergency or the retirement of the CEO.

8.	The Board of Directors shall undertake an annual self evaluation of the performance of the Board of Directors.

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